UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 4, 2009

LATTICE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N.E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of Principal Executive Offices, including Zip Code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of June 4, 2009, Lattice Semiconductor Corporation (the “Company”) amended the Company’s Restated Certificate of Incorporation (the “Certificate”) and the Company’s Bylaws (the “Bylaws”) to effect the gradual declassification of the structure of the Board of Directors of the Company over the next three years. The amendments to both the Certificate and the Bylaws provide, among other things, for the following:

•	The term of office of those directors elected at the 2009 annual meeting will end at the 2012 annual meeting, at which those directors will be eligible to stand for re-election for a one-year term.

•

Those continuing directors whose current terms expire at the 2010 or 2011 annual meetings, respectively, will serve the remainder of their terms (i.e., until the 2010 or 2011 annual meetings, respectively), and thereafter will be eligible to stand for re-election for a one-year term.

•

Any director chosen as a result of a newly-created directorship or to fill a vacancy on the board of directors will hold office until the next annual meeting, at which the director will be eligible to stand for re-election for a one-year term

The Company’s stockholders approved the amendment to the Certificate at the Company’s 2009 Annual Meeting of Stockholders, which was held on May 5, 2009.

The foregoing description of the amendments to the Certificate and the Bylaws does not purport to be complete and is qualified in its entirety by reference to the amended Certificate and the amended Bylaws. A copy of the Company’s Certificate, as amended, and the Company’s Bylaws, as amended, are attached hereto Exhibit 3.1 and Exhibit 3.2, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

3.1	Restated Certificate of Incorporation, as amended, of Lattice Semiconductor Corporation.

3.2	Bylaws, as amended, of Lattice Semiconductor Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2009	LATTICE SEMICONDUCTOR CORPORATION

/s/ Byron W. Milstead
Byron W. Milstead
Corporate Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

3.1	Restated Certificate of Incorporation, as amended, of Lattice Semiconductor Corporation.

3.2	Bylaws, as amended, of Lattice Semiconductor Corporation.